UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 21, 2019

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard San Diego, California 92123 (Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 per value	RMD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 21, 2019, at our annual meeting of stockholders, our stockholders (1) elected the three nominees listed below to serve on our board of directors; (2) ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020; and (3) approved, on an advisory basis, the compensation of our named executive officers (“say-on-pay”).

	For	Against	Abstain	Broker Non-Votes
Item of Business No. 1: Elect the following three nominees to serve for three-year terms until our annual meeting of stockholders in 2022:
Carol Burt	107,734,172	1,255,799	169,663	6,405,499
Jan De Witte	108,960,896	63,450	135,288	6,405,499
Rich Sulpizio	105,184,218	3,855,596	119,820	6,405,499

	For	Against	Abstain	Broker Non-Votes
Item No. 2: Ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020.	112,545,822	2,886,007	133,304

	For	Against	Abstain	Broker Non-Votes
Item No.3: Approve, on an advisory basis, the compensation of ResMed’s named executive officers.	96,498,840	12,525,801	134,993	6,405,499

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: November 22, 2019	By:	/s/ David Pendarvis
David Pendarvis
Chief administrative officer, global general counsel and secretary